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                                                                   EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8, No. 333-23313) pertaining to the registration of 1,200,000 shares of common stock issuable pursuant to the ARDIS Telecom & Technologies, Inc. Amended Stock Option Plan, of our report dated December 18, 1997, with respect to the consolidated financial statements of ARDIS Telecom & Technologies, Inc. included in its Annual Report
(Form 10-K/A) for the year ended October 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/  ERNST & YOUNG LLP
                                        -----------------------------------
                                        ERNST & YOUNG LLP

Dallas, Texas
September 1, 1999